                                                                   EXHIBIT 10.18
                                                                   -------------



                FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                ----------------------------------------------

     This First Amendment to Loan and Security Agreement ("Amendment") is dated as of the 7th day of May, 1997, by and among TeleSpectrum Worldwide Inc., a Delaware corporation, TLSP Trademarks, Inc., a Delaware corporation, TLSP Investments, Inc., a Delaware corporation (collectively referred to as "Borrowers" and severally referred to as "Borrower"), Mellon Bank, N.A., a national banking association, in its capacity as agent, ("Agent") and Mellon Bank, N.A. ("Mellon") and the financial institutions shown on the signature pages hereof and listed on Schedule "A" attached hereto and made a part of this Amendment (as such Schedule may be amended, supplemented, modified or replaced from time to time), in their capacity as lenders (Mellon and each such other financial institution, individually each being a "Lender" and collectively all being "Lenders").

                                  BACKGROUND
                                  ----------

     A. On January 24, 1997, Borrowers, Agent and Mellon entered into a certain Loan and Security Agreement dated that date pursuant to which financing arrangements were established by Mellon for the benefit of Borrowers (which Loan and Security Agreement, as it may hereafter, from time to time, be modified, supplemented or replaced is hereinafter referred to as the "Loan Agreement").

     B. In accordance with Section 9.16 of the Loan Agreement and pursuant to assignments in the form of Exhibit 9.16 to the Loan Agreement, on the date hereof Mellon is assigning portions of its Revolving Credit Pro Rata Percentage of Loans and its right, title and interest therein and in and to the Agreement (accompanied by an equivalent delegation and assumption of its duties and obligations under the Loan Agreement) to the other Lenders listed on Schedule A in the amounts set forth on such Schedule.

     C. The parties have agreed to modify certain terms and conditions of the Loan Agreement and desire to set forth their understanding in this Amendment.

     D. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.

     NOW, THEREFORE, with the foregoing background incorporated herein by reference and made part hereof, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

          1.   (a)  The definition of "Closing Net Worth" in Section 1.1 of the
                                       -----------------
Loan Agreement is amended to change the date of Borrowers' Net Worth to as of September 30, 1996 rather than August 31, 1996.

               (b)  The definition of "Letters of Credit" in Section 1.1 of
                                       -----------------
the Loan Agreement is amended to change the reference to "Section 2.3(a)" to "Section 2.2(a)".
               (c)  The definition of "Revolving Credit Limit" in Section 1.1
                                       ----------------------
of the Loan Agreement is hereby deleted and is replaced by the following:

               "Revolving Credit Limit - $70,000,000".
                ----------------------

               (d) The definition of "Reich Earn-Out" in Section 1.1 of the Loan Agreement is hereby deleted.

               (e)  The definition of "Foreign Subsidiary Sublimit" in Section
                                       ---------------------------
1.1 of the Loan Agreement is hereby deleted and is replaced by the following:

               "Foreign Subsidiary Sublimit" - $3,000,000".
                ---------------------------

          2. Section 2.3(b)(ii) is hereby amended to (i) in the third sentence change the words "Revolving Facility" to

"Revolving Credit" and insert the word "of" before the words "any such requested Advance" and (ii) in the third to last sentence change the words "LIBOR Base Option" to "LIBOR Rate Option".

          3. Sections 2.3(b)(iii)A. and (b)(iv)A. of the Loan Agreement are hereby amended to read in full as follows:

             "(iii) A. Between each Settlement Date, Agent, in its capacity as a Lender, shall have the discretion (without any duty or obligation regardless of any prior practice or procedures), subject to the provisions of Section 8.3(a) herein, to make all cash Advances subject to the Base Rate Option ("Base Rate Advances") for the account and on behalf of the Lenders in accordance with each Lender's Revolving Credit Pro Rata Percentage. Periodically but not less frequently than once every week on the same day of each week, unless such day is not a Business Day, in which event such determination shall be made the next Business Day ("Settlement Date"), Agent shall make a determination of the appropriate dollar amount of each Lender's Base Rate Advances based upon each such Lender's Revolving Credit Pro Rata Percentage of all then outstanding Base Rate Advances, which amounts shall be calculated as of the close of the Business Day immediately preceding each respective Settlement Date. Amounts of principal paid to Agent by Borrowers from time to time as repayment of Base Rate Advances made solely by Agent in its capacity as a Lender, between Settlement Dates, shall be applied to the outstanding balance of Base Rate Advances made by Agent, as a Lender pursuant hereto, with the outstanding balance of Base Rate Advances made by each other Lender to be adjusted on the next Settlement Date. Interest shall accrue and each Lender shall be entitled to receive interest at the applicable rate only on the actual outstanding dollar amount of its respective outstanding Base Rate Advances without regard to a prospective settlement. On each Settlement Date, Agent shall then issue to each Lender a settlement schedule containing information with respect to the status of the Base Rate Advances and the relevant net positions of the Lenders and the outstanding balances of their respective Base Rate Advances as of the close of the Business Day preceding such Settlement Date. Each settlement schedule shall show the net amount then owing by each Lender to Agent or by Agent to each such Lender based upon the aggregate

     Base Rate Advances made and collections received since the most recent Settlement Date and settlement among the Lenders and the Agent shall be made in accordance with the direction of Agent no later than 11:00 A.M. Philadelphia, Pennsylvania time, on each Settlement Date. To the extent Agent is not reimbursed by any Lender on a Settlement Date in accordance with Agent's direction, Borrowers shall immediately repay Agent on demand the amount of any reimbursement not so made by any Lender.

             (iv) A. In lieu of the procedure set forth in subparagraph
     (iii), Agent may provide Lenders with notice that Borrowers have requested a cash Advance, such notice to be given on the same Business Day that such request is received by Agent, and request each Lender to provide Agent with such Lender's Revolving Credit Pro Rata Percentage of such requested cash Advance prior to Agent's making such cash Advance. Upon receipt of such notice from Agent prior to 12:00 p.m., Philadelphia, Pennsylvania time, each Lender shall remit to Agent its respective Revolving Credit Pro Rata Percentage of such requested cash Advance, prior to 2:00 P.M. Philadelphia, Pennsylvania time, on the Business Day that Agent is scheduled to make such cash Advance in accordance with Section 2.3(b)(ii) hereof. Neither Agent, Mellon nor any other Lender shall be obligated, for any reason whatsoever, to remit or advance the share of any other Lender. Agent shall not be required to make the full amount of the requested cash Advance unless and until it receives funds representing each Lender's Revolving Credit Pro Rata Percentage of such requested cash Advance, but Agent shall advance to Borrowers that portion of the requested cash Advance equal to the Revolving Credit Pro Rata Percentages of such requested cash Advance which it has received from the Lenders unless such portion is not in excess of the minimum increment for the Loan type."

          4. Section 2.5(f) of the Loan Agreement is hereby deleted, as are the references to Section 2.5(f) in the definitions of "Applicable LIBOR Rate
                                                        ---------------------
Margin" and "Base Rate" in Section 1.1 of the Loan Agreement.  The first
------       ---------
sentence of Section 2.5(b) is hereby amended to read in full as follows:

               "(b)  Limitation on LIBOR Based Rate Loans:  Upon the occurrence
                     ------------------------------------
     and during the continuance of an Event of Default, Agent may, and the Majority Lenders shall have the option to instruct the Agent to, eliminate the availability of new LIBOR Based Rate Loans."

          5. Section 6.9(b) of the Loan Agreement is hereby amended to read in full as follows:

               "(b)  Quick Ratio:  Borrowers shall have and maintain a Quick
                     -----------
     Ratio on a consolidated basis measured as of the last day of each fiscal quarter of Borrowers of not less than the ratio set forth below for the corresponding time period:

       Ratio                      Time Period
       -----         ---------------------------------------
       0.3:1         During the Fiscal Year ending December 31, 1997;

       0.4:1         During the Fiscal Year ending December 31, 1998;

       0.5:1         During the Fiscal Year ending December 31, 1999;

      0.6:1 During the Fiscal Year ending on December 31, 2000 and at all times thereafter."

          6.   Section 7.10 of the Loan Agreement is hereby deleted and Section
7.11 of the Loan Agreement is hereby renumbered as new Section 7.10.

          7.   Section 8.1 of the Loan Agreement is hereby amended to add a new
Section 8.1(r) which reads in full as follows:

               "(r)  Majority Control:  If any Person shall control, directly or
                     ----------------
     indirectly (which may include ownership by one or more trusts controlled by such Person), more than 50% of the capital stock of TWI, or if TWI shall fail or cease to own and control 100% of the capital stock of each other Borrower."

          8. Paragraphs (a) through (e) and paragraph (g) of Section 8.3 of the Loan Agreement are hereby amended to read in full as follows:

          "8.3 Rights and Remedies on Default:
               ------------------------------

               (a) In addition to all other rights, options and remedies granted or available to Agent or Lenders under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default or Potential Default, Agent may, in its discretion, direct Lenders, and the Majority Lenders shall have the option to instruct Agent to direct Lenders to, withhold or cease making Advances or issuing Letters of Credit under the Revolving Credit.

               (b) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), upon or at any time after the occurrence and during the continuance of an Event of Default, Agent may, in its discretion, and shall upon the instruction of the Majority Lenders, terminate the Revolving Credit and thereupon all obligations of the Lenders to make Advances under the Revolving Credit shall immediately terminate.

               (c) In addition to all other rights, options and remedies granted or available to Agent, under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), upon or at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall be obligated to deliver to Agent, on behalf of all Lenders, the proceeds of Collateral.

               (d) In addition to all other rights, options and remedies granted or available to Agent, under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), upon or at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall, at Agent's request (in its discretion or at the instruction of the Majority Lenders) deliver and pledge to Agent, on behalf of all Lenders, collateral (consisting of cash or U.S. Government Securities) in an aggregate fair market value equal to the aggregate face amount of all outstanding Letters of Credit.

               (e) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), upon or at any time following the occurrence and during the continuance of an Event of Default, Agent may, and shall upon the instruction of the Majority Lenders, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

               (i) The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to any Borrower to an address designated by Agent); or

               (ii) By its own means or with judicial assistance, enter any Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (f) below, without any liability for rent, storage, utilities or other sums, and no Borrower shall resist or interfere with such action; or

               (iii) Require Borrowers at Borrowers' expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent.

          (g) In addition to all other rights, options and remedies granted to Agent and Lenders under this Agreement, Agent may, with the consent of all of the Lenders, at any time, with or without cause, relinquish or abandon any Collateral or security therein."

          9. The last sentence of paragraph (d) of Section 9.7 of the Loan Agreement is hereby amended to read as follows:

               "To the extent necessary for each Lender's actual percentage of all outstanding Loans to equal its applicable Revolving Credit Pro Rata Percentage, the Lender having a greater share of any payment(s) than its applicable Revolving Credit Pro Rata Percentage shall purchase for cash a participation in the applicable outstanding balances of the Revolving Credit Pro Rata Shares of the other Lenders as determined by Agent; provided, that if all or any portion of such greater payment is thereafter
     --------
     recovered from the Lender making such purchase, such purchase (or portion thereof) shall be rescinded and the purchase price (or portion thereof) shall be returned by the other Lenders to properly reflect such recovery and rescission."

          10. Section 9.8 of the Loan Agreement is hereby amended to delete the word "solely" in the next to last sentence of such Section.

          11. Paragraph (a) of Section 9.9 of the Loan Agreement is hereby amended to read as follows:

               "(a) All reasonable out-of-pocket costs and out-of-pocket expenses incurred by Agent in connection with the creation, amendment, administration, termination and enforcement of the Loans (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend Agent's and each Lender's rights and interest under the Loan Documents), to the extent not reimbursed by the Borrowers, shall be shared and paid to the Agent on demand by Lenders pro rata based on their applicable Revolving Credit Pro Rata Percentage."

          12. The third sentence of Section 9.12 of the Loan Agreement is hereby amended to read in full as follows:

               "Upon any such removal or resignation, the Majority Lenders shall have the right to appoint a successor Agent, subject to the written consent of Borrowers (not to be unreasonably withheld) only if the successor Agent is not a Lender immediately preceding the removal of the Agent."

          13.  Section 9.15 is hereby amended to read in full as follows:

               "9.15 Consent of Lenders to Agent's Rights.
                     ------------------------------------

               (a) Subject to the direction of the Majority Lenders, Agent shall have the sole and exclusive right to service, administer and monitor the Loans and the Loan Documents, including without limitation, the right to exercise all rights, remedies, privileges and options under the Loan Documents, the making of Advances and the determination as to the basis on which and extent to which Advances may be made and the determination as to whether Letters of Credit should be issued, amended or extended or whether payments should be made to the Issuing Bank for draws honored on Letters of Credit.

               (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of all Lenders: (i) extend the Revolving Credit Term or the Revolving Credit Maturity Date, (ii) decrease any interest rate on the Revolving Credit or any fee owing to Lenders, (iii) compromise or settle any Obligations, (iv) release any obligor from the Obligations except in connection with termination of the Revolving Credit and full payment and satisfaction of all Obligations, (v) modify this Section 9.15(b) or the definition of Majority Lenders, (vi) release any Collateral except in connection with a sale in the ordinary course or other permitted disposition or upon full payment of the Obligations; or (vii) increase the Revolving Credit Limit or the Revolving Credit Pro Rata Share of any Lender.

               (c) Except as expressly provided in Section 9.15(b), Agent may, with the prior written consent of the Majority Lenders, modify, amend or waive any term, provision or condition (including, but not limited to, any condition to the making of an Advance) of this Agreement or the other Loan Documents; any such modification, amendment or waiver by Agent which is consented to by the Majority Lenders shall be binding upon all Lenders.

               (d) After an acceleration of the Obligations, except as expressly provided in Section 8.3 and this Section 9.15, Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all right, remedies, privileges and options under the Loan Documents and available at law or in equity to protect and enforce the rights of the Lenders and collect the Obligations, including, without limitation, instituting and pursuing all legal actions against Borrowers or to collect the Obligations, or defending any and all actions brought by Borrowers or other Person; or incurring Expenses or otherwise making expenditures to protect the Loans, the Collateral or Lenders' rights or remedies.

                    (e) To the extent Agent is required to obtain or otherwise elects to seek the consent of Lenders to an action Agent desires to take, if any Lender fails to notify Agent, in writing, of its consent or dissent to any request of Agent hereunder within ten (10) Business Days of such Lender's receipt of such request, such Lender shall be deemed to have given its consent thereto.

                    (f) Any amendment to Section 9 of this Agreement shall not require Borrowers' consent."

          14. Paragraph (b) of Section 9.16 of the Loan Agreement is hereby amended to read in full as follows:

               "(b) assign all or any portion of its Revolving Credit Pro Rata Percentage of Loans and its right, title and interest therein or in and to this Agreement (accompanied by an equivalent delegation of its duties and obligations hereunder) to another Lender or any affiliate of a Lender, or to any other bank or financial institution having capital of at least $500,000,000, and, in the case of an assignment to an assignee that is neither another Lender nor an affiliate of a Lender, with the prior written consent of the Agent (which consent will not be unreasonably withheld or delayed), so long as (i) such assigning Lender pays Agent a transfer and processing fee of $3,500, (ii) the assignor and assignee execute an assignment in the form of Exhibit 9.16 attached hereto, and (iii) following such assignment, each Lender hereto has a minimum Revolving Credit Pro Rata Share of $5,000,000 (other than any assigning Lender which has assigned its entire Revolving Credit Pro Rata Share). Upon request of Agent, Borrowers shall execute a replacement Revolving Credit Note (identical in form to the Note then held by the assigning Lender) to the assignee Lender and the assigning Lender in the amount of their respective Revolving Credit Pro Rata Shares. Notwithstanding anything to the contrary contained herein, each Lender may at any time collaterally assign all or any portion of its rights under this Agreement and its Revolving Credit Note to any Federal Reserve Bank to secure overnight deposits, provided that no such assignment shall release the assigning Lender from its obligations hereunder."

          15. A new Section 9.17 is hereby added to the Loan Agreement which reads in full as follows:

          "9.17 Co-Agent:  The parties hereto covenant and agree that
                --------
     NationsBank, N.A. shall be a co-agent ("Co-Agent") hereunder; it shall have no rights, duties or responsibilities, except for those received, undertaken or incurred by it in its capacity as a Lender. No duty, responsibility, right or option granted to the Agent herein is delegated or transferred, in whole or in part, to the Co-Agent and no compensation payable to the Agent shall be shared with, or paid to, the Co-Agent. Co-Agent shall not be entitled to any fees or reimbursement of Expenses except as it shall otherwise be entitled in its capacity as a Lender. Each disclaimer, exculpation provision and indemnity contained in Section 9 of this Agreement provided for the benefit of the Agent shall likewise be deemed given to and provided for the Co-Agent. Notwithstanding anything to the contrary contained in this Agreement, no amendment to this Section 9.17 shall be effective without the written consent of Co-Agent."

          16. As a condition to the effectiveness of this Amendment and to induce Lenders to increase the Revolving Credit Limit and make the amendments described above, Borrowers must deliver (a) to Mellon, an additional facility fee of $60,000 and (b) to the Agent, the following, each in form and substance satisfactory to Agent and its counsel:

               (1) Replacement Revolving Credit Notes in the aggregate face amount of $70,000,000 and in the amounts for each

Lender as set forth on Schedule "A" hereto (the "Replacement Notes"), duly executed by Borrowers, reflecting the increase in the Revolving Credit Limit and the assignments to the Lenders.

               (2) A certified copy of the resolutions of the Board of Directors of each of the Borrowers approving this Amendment and the other matters contemplated hereby and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Amendment;

               (3) A certificate of the Secretary or an Assistant Secretary of each of the Borrowers stating the names of the officers of each of the Borrowers authorized to sign this Amendment, and the other documents or certificates to be delivered pursuant to this Amendment by each of the Borrowers or any of its officers, together with the true signatures of such officers; and

               (4) An opinion of Borrowers' counsel in form and substance satisfactory to Agent and its counsel.

          17. Borrowers jointly and severally represent and warrant to Agent and the Lenders as follows:

               (a) The execution and delivery by Borrowers of this Amendment, the Replacement Notes and the other documents required hereby, and performance by them of the transactions herein contemplated (i) are and will be within each Borrower's corporate powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency or government, of law or any other indenture, agreement or undertaking to which any Borrower is a party or by which the property of any Borrower is bound, or be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any Property of any Borrower.

               (b) This Amendment, the Replacement Notes and any other agreements, instruments and documents executed and/or delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms.

               (c) Each Borrower hereby ratifies and restates as of the date hereof each of the representations, warranties and covenants contained in the Loan Agreement and thereby represents that all such representations, warranties and covenants are true and correct in all material respects as of the date hereof as if made on the date hereof.

               (d) There has not occurred as of the date hereof any material adverse change in the business, operations, condition (financial or otherwise) or business prospects of any Borrower since December 31, 1996 (as the financial condition is reflected on financial statements of Borrowers as of such date delivered to Agent).

               (e) As of the date hereof, there is $14,500,000 of outstanding cash Advances owing by Borrowers to Lenders under the Revolving Credit without defense, setoff or counterclaim, as well as three issued Letters of Credit under the Revolving Credit with face amounts aggregating $1,648,268.00 and for which Borrowers are unconditionally obligated to reimburse the Issuing Bank without defense, setoff or counterclaim.

               (f) As of the date hereof, there are no defaults or Events of Default existing or continuing under the Loan Agreement.

          18. Borrowers reconfirm their obligation to reimburse Agent on demand for all of Agent's reasonable expenses (including without limitation reasonable attorneys' fees and costs) incurred in connection with this Amendment and the transactions contemplated hereby.

          19. This Amendment shall amend and is incorporated into the Loan Agreement. To the extent of any express inconsistency between the terms hereof and the terms of the Loan Agreement, the terms hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Loan Agreement are hereby ratified and confirmed and remain in full force and effect, and the provisions of Section 10 of the Loan Agreement are hereby incorporated into this Amendment. Without limiting the generality of the foregoing, Borrowers reconfirm that all Collateral secures and shall continue to secure all of the Obligations. This Amendment may be executed in counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment by their respective duly authorized officers as of the day and year first above written.

TELESPECTRUM WORLDWIDE INC.                MELLON BANK, N.A.


By:______________________________          By:__________________________________

Attest:__________________________

TLSP TRADEMARKS, INC.                      NATIONSBANK, N.A.


By:______________________________          By:__________________________________

Attest:__________________________


TLSP INVESTMENTS, INC.                     THE SUMITOMO BANK, LIMITED


By:______________________________          By:__________________________________

Attest:__________________________          Attest:______________________________


                                           COMERICA BANK


                                           By:__________________________________

                                  SCHEDULE A
                                  ----------


                              SCHEDULE OF LENDERS
                              -------------------




NAME OF LENDER              PORTION OF MAXIMUM              REVOLVING CREDIT
--------------               REVOLVING LIMIT              PRO RATA PERCENTAGE
                            ------------------            --------------------

Mellon Bank, N.A.                  $35,000,000                    50.00000000

NationsBank, N.A.                   15,000,000                   21.428571428

The Sumitomo Bank,                  10,000,000                   14.285714286
Limited

Comerica Bank                       10,000,000                   14.285714286
                                   -----------                   ============

                                   $70,000,000                  100.000%
                                   ===========                  ========

                                  SCHEDULE B
                                  ----------


                             ADDRESSES OF LENDERS
                             --------------------


NationsBank, N.A.
100 North Tryon Street
NC1-007-08-04
Charlotte, NC 28255
(704) 388-3591
Attn:  Ms. Patricia Noneman

The Sumitomo Bank, Limited
One Liberty Place, Suite 2860
1650 Market Street
Philadelphia, PA 19103
(215) 636-4440
Attn: Mr. J. Wade Bell

Comerica Bank
Comerica Tower at Detroit Center
500 Woodward Avenue
Detroit, MI 48226
(313) 222-3951
Attn: Mr. John M. Costa

Mellon Bank, N.A.
Plymouth Meeting Executive Campus
610 West Germantown Pike, Suite 200
Plymouth Meeting, PA 19462
(610) 941-8423
Attn:  Ms. Liz Mellace